Exhibit 10.19

Lessor	General Electric Capital Corporation	Equipment Schedule

Lessee	Sento Corporation

Billing Address 808 E. Utah Valley Drive		Attention Mr. David Adkinson

City American Fork	County/Providence Utah	State/Country UT	Zip Code 84003

Installation Site 808 E. Utah Valley Drive	City American Fork	Country/Providence Utah	State/Country UT	Zip Code 84003

Supplier Name NextiraOne, LLC		Purchase Option ☒ (A) $1.00 ☐ (8) FMV ☐ (C)	Advance Payment $67,697.60 The Advance Payment shall be applied to the first 1 and 0 Rent payment(s).

Agreement No./Schedule No. 897484-003	Price $338,438.00	Payment Nos. 1	Lessee Rate Factor 0.200000	Rent $67,687.60

Date of Schedule 4/30/2002	Settled Term (monthly) 36	2.4	0.000000	$0.00

Commitment Date 10/26/2002	Payment Period ☒ Monthly ☐ Other	5.36	0.029612	$10,021.83

TERMS AND CONDITIONS (The Reverse side contains Terms and Conditions which are also a part of this Schedule)

The terms and conditions of the Master Lessee Agreement between Lessor and Lessee referenced above are made a part of the Schedule. Lessor and Lessee hereby agree to the terms defined above and further agree as set forth herein.

1.    ADVANCE PAYMENT: Lessee shall pay to Lessor; upon the execution and delivery of this Schedule, the advance payment set forth above ("Advance Payment") in consideration of the Lessor holding funds available to purchase the Equipment and obtain the Software and as compensation for Lessor's review of Lessee's credit and document preparation. Upon Lessor's acceptance of the Lease, the Advance Payment shall be applied to the payment of Rent as set forth above. Any Advance Payment shall be non-refundable if Lessee fails to timely provide all documentation or satisfy all conditions required by the Lease.

2.    PURCHASE PRICE PAYMENTS: Lessee acknowledges that it has signed and received a copy of the Supplier Agreement. If Lessee is required to make payments to Supplier under the Supplier Agreement prior to the Commencement Date ("Purchase Price Payments"). Lessee requests Lessor to pay such payments subject to the following terms and conditions. The Price will be increased by adding a price adjustment for each Purchase Price Payment. Each such price adjustment shall be computed by multiplying the Purchase Price Payment paid by Lessor to Supplier by a rate equal to the "Base Lending Rate" from time to time designated by Citibank N.A. NY, NY in effect on the date Lessor makes the first Purchase Price Payment plus two and one-half percent, divided by 360, and multiplied by the actual number of days elapsed from the date of the Purchase Price Payment to the Commencement Date, or, if the Lease does not commence, to the date Lessee refunds the Purchase Price Payments to Lessor in accordance with Section 3. In no event will all or any price adjustment(s) exceed any limits imposed by applicable law. The periodic Rent shall be increased as a result of adding to the Price of the System an amount equal to the total price adjustment(s).

3.    ACCEPTANCE: Lessee agrees to accept the System for purposes of this Lease by signing the Acceptable Certificate within ten (10) days after the System has met the acceptance criteria specified in the Supplier Agreement. If Lessee fails or refuses to sign the Acceptance Certificate within such (10) ten day period, Lessor may declare Lessee's assignments and Lessor's agreement to pay the Price set forth in Section 1 of the Agreement and Section 2 of this Schedule to be null and void ab initio and thereupon the Lessee shall terminate. Lessor shall then have no obligation under the Lease and Lessor shall within ten (10) days of a demand therefore. Immediately pay to Lessor all Purchase Price Payments and all price adjustment(s) under Section 2 herein as well as Lessor's out-of-pocket expense.

4.    MAINTENANCE, USE AND OPERATIONS: At all times during the Term, at its sole cost and expense, Lessee shall maintain the System in good repair, condition and working order, ordinary wear and tear excepted. Lessee shall use the System and all parts thereof for its designated purpose and in compliance with all applicable laws, shall keep the System in its possession and control and shall not permit the System to be moved from the Installation Site set forth above without Lessor's prior written consent.

5.    PERSONAL PROPERTY: The System is, and shall at all times remain, personal property even if the Equipment is affected or attached to real property or any improvements thereon. At Lessor's request, Lessee shall, at no charge, promptly affix to the System any tags, decals, or plates furnished by Lessor indicating Lessor's interest in the System and Lessee shall not permit their removal or concealment. At Lessee's expense, Lessee shall (a) at all times keep the System free and clear of all liens and encumbrances, except those described in Section 8 and those arising through the actions of Lessor, and (b) otherwise cooperate to defend Lessor's interest in the System and to maintain the status of the System and all parts thereof as personal property. If requested by Lessor, Lessee will, at Lessee's expense, furnish a waiver of any interest in the System from any party having an interest in the real estate or building in which the System is located. Lessor may inspect the System and any related maintenance records at any time during Lessee's normal business hours.

6.    TRUE LEASE AND SECURITY INTEREST: If Lessee has selected Purchase Option 8 (a) Lessor holds the title to the Equipment and the right to use the Software and Lessor shall be entitled to all tax benefits resulting therefrom, (b) Lessee shall have no right, use or interest therein, either than possession and use as a license and non-inclusive sublicense, and (c) Lessee and Lessor intend this Lease to create a true lease and not a security interest, and the provisions of this Section or the filing of any financing statements with respect to this Lease shall not be deemed evidence of any contrary intent but of an attempt to protect Lessor's right and title. Regardless of the purchase option selected, and without limiting or negating the foregoing sentence, to secure the performance of Lessee's obligations under the Lease including, without limitation, the repayment of any Purchase Price Payments, price adjustments and out-of-pocket expenses under Section 3 above, Lessee hereby grants to Lessor a first priority security interest in Lessee's existing and future right, title and interest in, to and under (i) the System including all additions, attachments, accessories, and leased Modifications and Additions (as defined in Section 7 below) thereto, and replacements therefor, (ii) the applicable Supplier Agreement, and (iii) all products and proceeds of the foregoing including, without limitation, insurance proceeds, rents and all sums due or to become due to Lessee with respect to any of the foregoing, and all monies received in respect thereof.

7.    MODIFICATIONS, ADDITIONS AND ALTERATIONS: After the Commencement Date of the Lease and without notice to Lessor, Lessee may, at Lessee's expense, alter or modify any item of Equipment with an upgrade, accessory or any other equipment that meets the specifications of the System's manufacturer for use on or in connection with the System ("Modification") or with Software or other associated items or materials that meet the specifications of such manufacturer and are to be used or in connection with such System ("Addition"). Any other modification or addition ("Alteration") shall be permitted only upon written notice to Lessor and at Lessee's expense and risk, and any such Alteration shall be removed and the System restored to the normal, unaffected condition at Lessee's expense prior to its return to Lessor. If not removed upon return of the System, any Modification or Addition shall become, without charge, the property of Lessor free and clear of all encumbrances. Restoration will include replacement of any parts removed in connection with the installation of any Alteration, Modification or Addition. Any Equipment or Software installed in connection with warranty or maintenance service or manufacture's upgrade provided at no charge to Lessee shall be the property of Lessor.

8.    LEASES FOR MODIFICATIONS AND ADDITIONS: During the Term of the Lease, at Lessee's request, Lessor may elect to lease to Lessee Modifications and Additions, ("CSO Equipment") subject to the terms of the Lease. While the CSO Equipment shall be added to and become a part of this Lease as of the CSO Commencement Date (as defined below), the CSO Lease Addendum shall be assigned a separate Schedule number. The lease for CSO Equipment shall expire at the same time as this Lease. The applicable Lease Rate Factor shall be Lessor's then-current Lease Rate Factor for similar transactions based upon the remaining length of the Term. The rent for CSO Equipment shall be determined by Lessor who shall adjust the then-current Rent and notify Lessee in writing of such adjustment(s), which shall be effective as of the first day of the month following the date of the notice (or the date of the notice if it is the first day of the month) ("CSO Commencement Date"). Any adjustment notice shall be added to and become a part of this Lease.

CSO Equipment must ordered by Lessee from the Supplier. On the date any CSO Equipment is delivered to Lessee, Supplier shall put title to such CSO Equipment (other than any Software which shall be licensed and/or sublicensed) directly to Lessor. Such title shall be good and marketable and fee and clear of any and all liens and encumbrances of any nature whatsoever. Lessor shall promptly pay to Supplier the appropriate price of the CSO Equipment after the later of (a) the date the CSO Equipment is installed and functioning, or (b) Lessor's receipt of a full and complete listing of the CSO Equipment and the Supplier's invoice. No interest shall be payable by Lessor to Supplier with respect to such payment. Lessor's agreement to lease any CSO Equipment is subject to the condition that the Price payable to Supplier with respect thereto shall not exceed $100,000.00 or be less than $1,000.00, and is subject to satisfactory credit review by Lessor of Lessee's credit at the time of the CSO.

9.    RETURN OF SYSTEM: (a) Upon any termination of this Lease pursuant to the term hereof prior to the end of the Term, (b) of Lessor's request upon the occurrence of an Event of Default, or (c) if Lessee has not exercised its Purchase Option set forth herein at the end of the applicable Term, Lessee shall, at its own risk and sole expense, immediately return the System to Lessor by properly removing, disassembling and packing it for shipment, loading it on board a carrier acceptable to Lessor, and shipping the same to a destination in the continental United States specified by the Lessor, freight and insurance prepaid. The returned System shall be in the same condition and operating order as existed when the received, ordinary wear and tear accepted. If Lessee does not immediately return the System to Lessor as required, Lessee shall pay to Lessor, on demand, an amount equal to the then-current Rent prorated on a daily basis for each day from and including the termination or expiration date of the Lease through the including the day Lessee ships the System to Lessor in accordance with this Section. Lessee shall pay to Lessor, upon written demand, any amount necessary to place the System in good repair, condition and working order, ordinary wear and tear excepted.

10.    PURCHASE OPTION: At the expiration of the initial Term or any Term, if Lessee has performed all terms and conditions of the Lease, except the return of the System pursuant to Section 9 herein, Lessee shall have the right to purchase all, but not less than all, of the Equipment and all leased Modifications and to receive an assignment of all, but not less than all, non-exclusive sublicenses to use the Software and Additions, if any, for the purchase price described below subject to the following terms and conditions.

If Lessee has elected Purchase Option B or C above, Lessee shall provide written notice to Lessor at least six (6) months prior to such purchase that Lessee has elected to exercise its Purchase Option. In any event, upon exercise of its purchase option, Lessee shall purchase the Equipment and all leased Modification and obtain a non-exclusive sublicense to use the associated Software and Additions, AS-IS, WHERE-IS, WITH ALL FAULTS AND SUBJECT TO THE SAME DISCLAIMERS OR WARRANTIES AND DAMAGES AS SET FORTH IN SECTION 3 OF THE AGREEMENT. Lessee also shall be responsible for the payment of any sales tax or other fees in connection with Lessee's exercise of this Purchase Option. The purchase price shall be due and payable to Lessor by Lessee at the expiration of the applicable Term.

Upon satisfaction by Lessee of the purchase condition, Lessor's sole and exclusive obligations under this Purchase Option shall be to deliver to Lessee good title to such Equipment and Leased Modification such as Lessor received from the Supplier, to assign to Lessee a non-exclusive sublicense, as described in the Supplier Agreement, to use the associated Software and Additions, free and clear of all liens, encumbrances and rights of others arising solely out of or created by Lessor's actions. Lessor's assignment of the sublicense is limited to such sublicense as Lessor can assign without incurring further cost and is subject to all applicable terms and conditions of the license and/or sublicense set forth in the Supplier Agreement.

The purchase price shall be as follows:

(a) Purchase Option A. If Lessee has selected Purchase Option A above, the purchase price shall be $1.00.

(b) Purchase Option B: If Lessee has selected Purchase Option B above, the purchase price shall be the installed fair market value thereof assuming the System is in good repair, condition and working order, ordinary wear and tear excepted ("FMV"). The FMV shall be determined by Lessor and Lessee. If Lessor and Lessee are unable to agree, the FMV shall be determined by an independent appraiser selected by Lessor and approved by Lessee which approval shall not be unreasonably withheld or delayed. Lessee shall bear the fees of the appraiser.

(c) Purchase Option C: If Lessee has selected Purchase Option C, the purchase price shall be the product obtained by multiplying the Price, as it may have been adjusted, by the percent set forth in Option C above.

11.    LEASE RATE: By signing a Lease with a Purchase Option A or Purchase Option C, Lessee agrees to pay Rent (consisting of a principal payment for Equipment and, if applicable, Software, maintenance, and/or other costs) based on the Price of such items and a Lease charge derived from an implied interest rate ("Lease Rate"). The Lease Rate, as used to calculate the portion of each monthly Rent payment must constitute a lease charge, may be determined by applying to the Price, the rate that will amortize such Price (adjusting for any Advance Rent) down to the amount of the Purchase Option at a constant rate over the Initial Term by payment of the monthly Rent. The Lease Rate is the constant rate referred to in the preceding sentence. The Lease Rate can also be calculated listing the Price as the present value, the Purchase Option as the future value, the Rent as the payment and the stated Term.

A complete description of the System is set forth on the Equipment and Software Listing attached hereto and made a part hereof.
General Electric Capital Corporation		Sento Corporation
BY		BY /s/ STANLEY J. CUTLER
Authorized Representative		Authorized Representative
PRINT NAME		PRINT NAME Stanley J. Cutler
TITLE	DATE	TITLE	Sr. VP of Finance	DATE	May 1, 2002

Lessor	General Electric Capital Corporation
Equipment and Software Listing

Lessee	Sento Corporation	Agreement No./Schedule No. 6974784-003

Lessor and Lessee agree that the following described Equipment and Software are subject to the Master Lease Agreement and Schedule referenced above.

Quantity	Part Number	Description
Project 2
FRMA:XXX to P2a.XLT OF83$2VV V0(6)/PBX System
1	A0634492	Fiber Remote Multi-iPE Interface-Redundant Option (Single Mode)
4	A0634496	Remote FRMII Cable (30 ft.)
1	AS1145	Remote Fiber Muki-iPE Assembly-Single Mode (1-4 Superloops)
1	AS1200D	MFA150 Modular Power Assembly-Single Shelf
2	NT8D88AD	Network to I/O Cable (6 Foot)
2	NT8D92AB	Controller to I/O Cable (20 inch)
2	AS1054D	Intelligent Peripheral Equipment Module Package DC
2	NT6D42CD	Ringling Generator DC
1	A0761993	FRMII Alarm Cable (32 ft.)
1	AS1081D	Pedestal/Top Cap Package DC
4	NT9D18AA	Module Side Cover
FRMII:-#sentoP2aXLT(QF8362VV V016)/WCS-Additional Equipment
1	UL7208-15	Power Strip (Currier/Fiber Remote)
FRMII:sentoP2x-XLT (QF8562VV V0101/WC8-Anciliary Module
3	107058935	AT&T 110CAA2-300PT Terminal Block (Module-2061230C)
32	2061230C	25 Pair Single Ended Female Amphenol Cable 50 ft. (Module)
Option 81C:SENTOP2XLT (QF8362K3 V043)/Motel Additions & Maintenance
2	QPC471H	Clock Controller
Option 81C:SENTOP2XLT (QF8362K8 V043)/PBX System
1	NT5Z25DC	Option & 1C Call Processor PII New System Package DC (Fiber Network Fabric Included)
1	A0634492	Fiber Remote Multi-iPE Interface-Redundant Option (Single Mode)
1	A063449A	Fiber Remote Multi-iPE Interface-Neck Mount Shelf Option
4	A0634495	Local Fiber Multi-iPE Interface Cable (30 Ft.)
1	AS1144	Local Fiber Multi-iPE Assembly-Single Mode (1-4 Superloops)
1	AS1209D	System 600/48 Module Power Package-Main Cabinet
1	N17D05AA	Fillor Panel-Ringing Generator
1	A0766331	Maintenance Interface Cable
1	NT8D46AP	Extended System Monitor Serial Link Cable (25 Foot)
6	NT8D76DE	cCNI to 3PE or IGS to 10M Cable (8 Foot)
3	NT8D88AD	Network to I/O Cable (6 Foot)
3	NT8D91AE	Network to Controller Cable (8 Foot)
2	NT8D91AF	Network to Controller Cable (10 Foot)
1	NT8D93AJ	2 Port SDI I/O to DTE/DCE Cable (16 Ft.)
2	NT8D93AW	2 Port SDI I/O to DTE/DCE Cable (48 Ft.)
1	NT8D96AB	SDI Multi-Port Cable (2 Foot)
4	NTCC03AD	DDP to Clock Controller Cable (7 Foot)
4	NTCK30AA	DDP to MSDL Cable (6 Foot)
6	NTND27AB	MSDL to I/O Panel Cable (6 Foot)
1	AS1054D	Intelligent Peripheral Equipment Module Package DC
1	NT6D42CD	Ringing Controller DC
2	NT8D16Ab	Digitone Receiver Card
2	AS1460	Line-side TI Interface Assembly (21-81)

Lessor	General Electric Capital Corporation
Equipment and Software Listing

Lessee	Sento Corporation	Agreement No./Schedule No. 6974784-003

Lessor and Lessee agree that the following described Equipment and Software are subject to the Master Lease Agreement and Schedule referenced above.

Quantity	Part Number	Description
16	AS7200	Dual Port DT1/PR1 Package
1	NTHY20DC	Fiber Network Group Assembly Package DC
2	NTRC48AA	FIJI to FIJI Fiber Ring Cable (6 Foot/2Meter)
1	NTS101AA	Call Processor II
1	NTS103AA	Fiber Network
2	NTTL02BA	OTM 1? General, 250 Set Expansion
2	NTTL19AA	OTM Additional Client for One (1) PC
1	PO815404	Line-Side T1 Interface Card Description, Installation and Maintenance
11	SW0000L	Meridian 1 Base System Software Release 25
1	AMP8103	Option 81 System AMP-0700
2	NT41465AB	cPCI Core Network Interface Card (2 Parts)
1	QPC414C	Network Card
11	SW0013A	Option 81C—Required for Option 81C
1	SW0028A	Fast TDS
10	SW0050B	Networking
10	SW0053B	Pubic ISDN Access
100	SW0155A	Music Broadcast
13	SW0223A	Enhanced ACD Routing
13	SW0224A	Enhanced Call Center Management
13	SW0225B	Enhanced Call Center Routing
13	SW0227A	Hold in Queue for IVR
1	AS1052	4 Port SDI Paddle Board Assembly
1	NT6D5303	Ground Bar/LRE—Large
3	NT6D80AB	Multi-Purpose Serial Data Link (MSDL)
5	NT8D04BA	SuperLoop Network Card
2	NT8D17FA	Conference/TDS Card
2	NT8D49AA	Column Spacer Kit (2.75 In.)
2	NT9D18AA	Module Side Cover
1	NTTL01AC	OTM 1.2 General Server License—50 sets
2	P0986985	OTM 1.2 User Guide
2	P0986986	OTM 1.2 Telemanagement User Guide English
6	SV000395	Implementation Services
3	SV000409	Help Desk Services
10	SW0051C	ISDN Networking—25.40
13	SW0221D	ACD Message Processing—25.40
Option 81C:SENTOP2XLT (QF8362K3 V043)/WCE—Additional Equipment
1	61072-22	Powervar Power Conditioner 720VA (PBX Room Peripherals)
1	70012801	Okidata Serial Board w/ Buffer (PBX Room Peripherals-9801422N)
1	N883099	RM356 Ethernet 56k Internet Router V90Modem (ITG)
1	UL7208-1S	Power Strip (PBX Room Peripherals)
Option 81C:SENTOP2XLT (QF8362K3 V043)/WCS—Ancillary Material
3	10758935	AT&T 110AA2-300FT Terminal Block (Module-2061230C)
32	2061230C	25 Pair Single Ended Female Amphenol Cable 50 ft. (Module)
3	2061525C	R121X 25 Pair Single Ended Male Amphenol Cable 25 ft. (CO Bridge)
68	3140018C	MDF Trunk/Station Cross Connect (Sta/Tru Pairs)
1	9771450C	R5232 Male-to-Male Serial Cable (PBX Room Peripherals-9801422N)

Lessor	General Electric Capital Corporation
Equipment and Software Listing

Lessee	Sento Corporation	Agreement No./Schedule No. 6974784-003

Lessor and Lessee agree that the following described Equipment and Software are subject to the Master Lease Agreement and Schedule referenced above.

Quantity	Part Number	Description
Option 81C:SENTOP2XLT (QF8362K3 V043)/WCS—Additional MS Labor
1	WCS-MS-LABOR	Labor for Nortel 51-81 Software Base
1	WCS-MS-LABOR	Labor for Nortel 51-81 Software ISDN Public
768	WCS-MS-LABOR	PerPortLabor—Nortel Trunk Port
Application Labor/WCS-Additional MMS Labor
1	WCS-V-LABOR	Nortel SCCS Application
Manual Additions/Computer Peripherals
1	LAN-PKG-61C/81C	Kit includes (2-Transceiver, 1-5pt10BaseTHub, 2-10ftEthCbl, 2-25ftEthCbl)
Manual Additiona/Not Assigned
2	NSPN	Batteries
13	NSPN-NORTEL	Nortel Part# SW0251A Meridian Link Module Software (AST)
Manual Additons/WCS-Additional MS Labor
1	WCS-MS-LABOR	Managed Services Labor
528	WCS-V-LABOR-PS	Station Ports Labor
Manual Additions/WCS-Additional PS Labor
1	WCS-PS-LABOR	Professional Services Labor
Manual Addiotna/Executive Manufacturere Discounts
1	N000002	Nortel—US Executive Discount
Manual Additions/PBX System
1	SW0221M	Message Processing
Manual Additions/Voice Mail System
1	SERV0019	Meridian Mail Software Service Transaction Fee
1	SERV0020	Meridian Mail Hardware Key Code Service
1	U701B004	Meridian Mail EC13 to EC Migration 28-48 Port DC Package
Manual Additions/Advanced Applications—Symposium
2	SV000117	SYMPOSIUM Transaction Fee
Manual Additons/Executive Manufacturere Discounts
1	N000002	Nortel—US Executive Discount